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FOR IMMEDIATE RELEASE

For Further Information Contact:

Kenneth S. Hollander
Chief Financial Officer
EcoScience Corporation
Phone: (732) 676-3000

              ECOSCIENCE CORPORATION FILES FOR REORGANIZATION WITH
                  AGREEMENT OF SENIOR AND SUBORDINATED LENDERS

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EATONTOWN, NJ, March 30, 2001 -- EcoScience Corporation (OTCBB: ECSC) announced today that it has reached an agreement with its senior and subordinated lenders (the "Lenders") concerning the terms of a comprehensive financial restructuring of the company's debt.

To implement the restructuring agreed to with the Lenders, EcoScience also announced that it has filed a voluntary petition for relief under the reorganization provisions of the United States Bankruptcy Code. Contemporaneous with the filing of the petition for relief, EcoScience filed its pre-packaged plan of reorganization.

During its reorganization, EcoScience will continue to operate through its subsidiaries, including its principal operating subsidiary Village Farms, L.P. EcoScience expects to continue its day-to-day business activities without interruption.

"We view our agreement with the Lenders and the reorganization case intended to implement the agreement as an opportunity to fully focus on the Company's long-term success," said Michael DeGiglio, EcoScience President and Chief Executive Officer. "During our restructuring process, we fully expect to deliver all of our pending orders."

The agreement between EcoScience and its senior lender provides that the holder of the senior debt will receive an amended and restated promissory note along with Common Stock of the reorganized company. The plan of reorganization also will provide that the remainder of the new Common Stock of reorganized EcoScience will be issued to the subordinated lender and certain management. As a condition of the approximate $70,000,000 of debt forgiveness, all of the currently issued and outstanding shares of Common Stock of EcoScience will be eliminated without consideration.
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"We are confident that the Company will emerge from the reorganization case swiftly and with this reduced debt level will be more efficient and more concentrated on customer satisfaction and better able to provide our customers high quality products and services," said DeGiglio. "The restructuring and performance initiatives the company has undertaken and implemented, and this reorganization process, have been difficult, but the Company now is in a stronger position than it has been for many years. As a result of these events and a stronger balance sheet, we are optimistic about the future."

EcoScience is represented by Nathan Sommers Lippman Jacobs & Gorman and the Lenders are represented by Holland and Hart and McGinnis Lochridge & Kilgore, L.L.P. The reorganization case was filed in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division.

EcoScience is the leading domestic producer, marketer, and distributor of high quality greenhouse grown tomatoes and uses advanced and environmentally sound technology to provide customers with nutritious, safe, better tasting and more appealing fresh produce. The Company markets its premium beefsteak and cluster on-the-vine tomatoes under the Village Farms(R) and Home Choice(TM) brand names.

This press release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that known and unknown risks, uncertainties and other factors may cause actual results, performance or achievements of EcoScience to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include EcoScience's risks and uncertainties related to EcoScience's future profitability, ability to meet its capital needs, government regulation, continued cooperation of the Company's creditors, competition, market acceptance, risks associated with completing the prepackaged bankruptcy, and other factors described in EcoScience's annual report on Form 10-K and other filings with the Securities and Exchange Commission.